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                                                                    EXHIBIT 99.8
PROXY                                                                      PROXY

                               OCEAN ENERGY, INC.

          PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE
              SPECIAL MEETING OF STOCKHOLDERS ON ____________, 1999


         The undersigned hereby appoints ____________________ and ___________________, and each of them individually, with full power of substitution, as the proxy and attorney-in-fact of the undersigned, to vote as designated below all shares of common stock, par value $.01 per share, or Series A preferred stock, par value $.01 per share, of Ocean Energy, Inc. held of record by the undersigned on _________________, 1999, at the Special Meeting of Stockholders to be held on ______________, 1999 and any and all adjournments or postponements thereof, with all powers the undersigned would possess if personally present. The undersigned hereby revokes any previous proxies with respect to such shares.

         This proxy, if properly executed and returned, will be voted in accordance with the instructions appearing on the proxy and at the discretion of the proxy holders as to any other matters that may properly come before the Special Meeting. IN THE ABSENCE OF SPECIFIC INSTRUCTIONS, THIS PROXY WILL BE VOTED FOR ADOPTION OF THE MERGER AGREEMENT AND AT THE DISCRETION OF THE PROXY HOLDERS AS TO ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING.


          PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY
                          USING THE ENCLOSED ENVELOPE.


            (Continued, and to be signed and dated on reverse side)
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         1.      To adopt the Agreement and Plan of Merger, dated as of
November 24, 1998, as amended, between Ocean Energy, Inc. and Seagull Energy Corporation.

                 [ ]  FOR       [ ]  AGAINST       [ ]  ABSTAIN

         2. In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the Special Meeting or any adjournments or postponements thereof.

         The undersigned hereby acknowledges notification of the Special Meeting and receipt of the Joint Proxy Statement/Prospectus dated ___________ ___, 1999, relating to the Special Meeting.

                                      Dated:                         , 1999
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                                      Signature(s)
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Note:  Please sign this proxy exactly as our name appears hereon.  If shares are held as joint tenants, both joint tenants should sign. Attorneys-in-fact, executors, administrators, trustees, guardians, corporation officers or others signing in a representative capacity should indicate the capacity in which they are signing.